Exhibit 10.35.4
Appendix 4

BUSINESS OBJECTS SA
Mr. John SCHWARZ
157-159 rue Anatole France
92300 Levallois-Perret
Levallois-Perret, February 23rd,
2007
AMENDMENT LETTER
Dear Sir,
We make reference to the credit agreement (hereafter called “the credit agreement”) between BUSINESS OBJECTS SA, having its registered office at 157 – 159 rue Anatole France, 92300 Levallois-Perret, with its sole identification number 379 821 994 RCS Nanterre and SOCIETE GENERALE SA, having its registered office at 29 boulevard Haussmann, 75009 Paris, with its sole identification number 552 120 222 RCS Paris, made in Levallois-Perret on March 01st, 2006 for an amount of 100.000.000 EUR (one hundred million euros).
As commonly agreed between BUSINESS OBJECTS SA and SOCIETE GENERALE S.A., we hereby temporarily extend the maturity date of the credit facility from February 28th, 2007 to May 31st, 2007.
All other terms and conditions of the credit agreement remain unchanged.
This amendment letter is submitted to French law and to the jurisdiction of the courts in Paris.
We kindly ask you to acknowledge the temporary extension as proposed.
Yours sincerely,

/s/ Pascal Bernard-Mettil	/s/ John Schwarz

For SOCIETE GENERALE SA Mr. Pascal Bernard-Mettil Director Societe Generale La Defense Entreprises	For BUSINESS OBJECTS SA Mr. John SCHWARZ CEO of BUSINESS OBJECTS

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